INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 033-54116 of Intramerica Variable Annuity Account of Intramerica Life Insurance Company on Form N-4 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedule of Intramerica Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 13 to the financial statements), and our report dated March 7, 2003 relating to the financial statements of Intramerica Variable Annuity Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Intramerica Variable Annuity Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April  28, 2003